UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Mr. Prescott serves as the President and Chief Executive Officer of Align Technology, Inc. (“Align”) pursuant to an employment agreement originally entered into in March 27, 2002, as amended and restated as of April 19, 2005 (the “Agreement”). Under the Agreement, Mr. Prescott currently receives a base salary of $400,000 per year, subject to possible increase by the Board of Directors. The Agreement also provides that Mr. Prescott is entitled to an annual target bonus of 100% of his base salary based upon the attainment of performance objectives subsequently agreed upon and established by the Board of Directors. Mr. Prescott is also eligible for an annual incentive stock option grant, with 25% of the stock underlying the options to vest after 12 months of continuous service and the remainder to vest in equal installments over the next three years of continuous service. In the event Mr. Prescott is terminated without Cause (as defined in his Agreement), Mr. Prescott will be entitled to (i) the then current year’s target bonus, prorated for the number of days Mr. Prescott has been employed during the year, (ii) twenty-four month’s base salary and (iii) the greater of 150% of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control (as defined in the Agreement), (i) Mr. Prescott will immediately vest in all outstanding options and (ii) if within 12 months of a Change of Control either (a) Mr. Prescott’s employment is terminated without Cause or (b) Mr. Prescott resigns for Good Reason (as defined in the Agreement), Mr. Prescott will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days the executive has been employed during the year, (y) twenty-four month’s base salary and (z) the greater of 150% of the then current year’s target bonus or the actual prior year’s bonus.

In connection with the amendment and restatement of Mr. Prescott’s employment agreement, Mr. Prescott agreed that Align shall no longer be required to pay him an additional amount to cover additional tax liability arising from the application of excise tax in the event any payments to or benefits under the Agreement are an “excess parachute payment” under federal income tax rules.

ITEM  9.01.           Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated April 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington
Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated April 19, 2005